UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2020, United Airlines Holdings, Inc. (“UAL”) entered into an equity distribution agreement (the “Distribution Agreement”) with Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC (collectively, the “Managers”), relating to the issuance and sale from time to time by UAL (the “ATM Offering”), through the Managers, of up to 28,000,000 shares of UAL’s common stock, par value $0.01 per share (the “Shares”). Sales of the Shares, if any, under the Distribution Agreement may be made in any transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Distribution Agreement, UAL may also sell Shares to any Manager, as principal for its own account, at a price agreed upon at the time of sale. If UAL sells Shares to a Manager as principal, UAL will enter into a separate terms agreement with such Manager.

The Distribution Agreement includes customary representations, warranties and covenants by UAL and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Managers may be required to make with respect to any of those liabilities. Under the terms of the Distribution Agreement, UAL will pay the Managers a commission of up to 1% of the gross sales price of any Shares sold.

The Shares to be sold under the Distribution Agreement, if any, will be issued and sold pursuant to the prospectus forming a part of UAL’s shelf registration statement on Form S-3 (File No. 333-221865), which became effective upon filing by the Company with the Securities and Exchange Commission (the “SEC”) on December 1, 2017, and a prospectus supplement dated June 15, 2020 related thereto. UAL plans to use the net proceeds from any sales pursuant to the Distribution Agreement for general corporate purposes. The net proceeds from any sales pursuant to the Distribution Agreement are not included in the calculation of the amount of total available liquidity that the Company previously disclosed that it expects at the end of the third quarter of 2020.

The offering of common stock pursuant to the Distribution Agreement will terminate upon the earliest of (1) the sale of all common stock subject to the Distribution Agreement, (2) the termination of the Distribution Agreement by UAL or by any of the Managers, with respect to such Manager only or (3) June 30, 2022.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. In connection with the ATM Offering, Sidley Austin LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

The Managers and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with UAL in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated June 15, 2020, by and among United Airlines Holdings, Inc. and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC
5.1	Legal Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name:	Gerald Laderman
Title:	Executive Vice President and Chief Financial Officer

Date: June 15, 2020